Exhibit 10.2

EMPLOYMENT AGREEMENT

(Ulrike Dickmann)

This Employment Agreement (the "Agreement") is entered into and effective as of September 17, 2015 (the Effective Date”) by and between National Graphite Corp., a Nevada corporation (the “Company” or “NGRC"), and Ulrike Dickmann (“Executive”).

RECITALS

A.

Whereas, the Company desires to employ Executive on the terms and conditions and for the consideration hereinafter set forth for the period provided herein commencing upon the Effective Date, and Executive desires employment with the Company on such terms and conditions and for such consideration as set forth herein;

B.

Whereas, Executive possesses significant capabilities and knowledge important for the development of the Company’s business and the Company desires to provide incentive to Executive to provide services to the Company;

C.

Whereas, Executive will acquire, during the term of Executive’s employment, significant knowledge and experience in the Company’s business and intimate knowledge of its customers, processes, trade secrets, and/or other business information, and the Company needs to protect its commercial goodwill and other assets; and

D.

Whereas, Executive has agreed to the confidentiality and non-competition provisions set forth in this Agreement as partial consideration for the payment of certain compensation as hereinafter provided.

AGREEMENT

NOW, THEREFORE, in consideration of the above stated Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Employment.  The Company hereby agrees to employ Executive, and Executive hereby accepts employment on the terms and conditions set forth herein as of the Effective Date.

2.

Term of Employment.  The term of Executive’s employment shall begin on the Effective Date and shall continue for a period of three (3) years (the “Initial Term”), unless terminated earlier pursuant to other provisions of this Agreement.  At the end of the Initial Term, the Agreement will renew for an additional one year, and continue to renew each year unless terminated pursuant to other provisions of this Agreement.  The period during which Executive remains an Executive of the Company may be referred to herein as (the “Employment Period”).

3.

Former Agreements.  Executive acknowledges and agrees that:

(a)

Executive is not a party to, bound by, or subject to any restrictions under any former Employment, Non-Compete, Nonsolicitation or  other similar type of agreement (the “Former Agreements”); and

(b)

Executive acknowledges and agrees that from and after the Effective Date, including upon the termination of this Agreement or Executive's employment pursuant to this Agreement,

Executive's rights (if any) to salary, compensation, severance and any other benefits shall be determined solely under this Agreement.

4.

Position and Responsibilities; Corporate Offices.

(a)

Executive shall be the President and Chief Executive Officer of the Company and shall report to and take directions from the Company’s Board of Directors, and shall be a member of the Company’s Board of Directors.  Executive shall be responsible for the management and running of the day-to-day operations of the Company, and shall focus his time and energy in the business development, and shall be responsible for and oversee and manage the day-to-day operations of the Company shall perform such duties and responsibilities commensurate with such position as may be reasonably requested from time to time by the Board of Directors of the Company.  Executive agrees that while employed by the Company Executive will devote Executive’s full time, taking into consideration Executive’s position, applying Executive’s attention, skill and best efforts to the faithful performance of Executive’s duties hereunder in a professional manner, to the exclusion of any other occupation.  Due to the nature of Executive’s position, Executive agrees that Executive will work those hours reasonably necessary to complete Executive’s duties hereunder, even if such duties require Executive to work outside of normal business hours. Executive agrees that in the performance of such duties and in all aspects of employment, Executive will comply with the policies, standards, work rules, strategies and regulations established from time to time by the Board of Directors of the Company.

(b)

The Company’s corporate office (the “Corporate Office”) shall be located in Dusseldorf, Germany, or such other place as determined by the Board of Directors from time to time.  The Company will make the best use of technology (i.e. telephone and video conferencing) to avoid unnecessary and over burdensome travel.

5.

Compensation and Other Benefits.

(a)

Salary.

 During the Employment Period, for the performance of Executive’s duties under this Agreement, the Company shall pay Executive a base Salary (the “Salary”) (less applicable federal, state and local income tax, withholding and other payroll taxes) of one hundred eighty thousand dollars  ($180,000) per year.  The Salary shall be payable in accordance with the Company’s customary payroll procedure for its other executives.  The Company shall review Executive’s Salary on at least an annual basis and may increase, but not decrease, the Salary.

(b)

Equity Participation.  The Company shall grant to Executive options to purchase up to 300,000 shares of the Company’s Common Stock (as adjusted for stock splits, combinations, recapitalizations, and the like occurring on and after the Effective Date) (such options the “Options”), with an exercise price of  ten cents $0.10 per share.  The Options shall vest and be exercisable as follows:

(i)

with regard to 33.33% of the total option grant (i.e. 100,000 shares) immediately;

(ii)

with regard to 33.33% of the total option grant (i.e. 100,000 shares) on the first anniversary of the Effective Date; and

(iii)

with regard to remaining 33.33% of the total option grant (i.e. 100,000 shares) on   the second anniversary of the Effective Date; and

Notwithstanding the foregoing, all vesting shall cease on the Termination Date (unless accelerated pursuant to Section 6(e) or 6(f) below).  These Options will be exercisable for a period of seven years from the date of grant and will be incentive stock options to the extent permitted by applicable law. All stock options, whether granted during the initial three-year employment term or any additional term of employment, will be granted pursuant to the Company’s 2015 Long-Term Incentive Plan, as it may be amended and adopted from time to time.  The Company shall deliver the Stock Option Agreement as soon as practicable following the Effective Date (and in no case later than 15 days following the Effective Date).

(c)

Benefits.  Executive shall be eligible to participate in and receive benefits under any Executive benefit or compensation plan or arrangement (collectively, “Benefit Plans”) made available by the Company to its similarly situated executives from time to time, subject to and on a basis consistent with the terms, conditions and overall administration of such Benefit Plans.

(d)

Bonuses.  Executive shall be eligible for additional bonus payments, which amounts, if any,  shall be determined by the compensation committee of the Company’s Board of Directors in its reasonable discretion in accordance with performance-based criteria applicable generally to the executive-level Executives of the Company and its other subsidiaries.

(e)

Vacation and Holidays.  During the Employment Period, Executive shall be entitled to annual paid vacation of four (4) weeks, plus all paid holidays recognized by the Company.

(f)

Travel Expenses.  Executive shall be entitled to reimbursement of all reasonable expenses incurred by him in the performance of Executive’s services hereunder in accordance with the policies of the Company as established from time to time, and shall furnish to the Company such records and receipts as may be necessary to verify the foregoing expenses.

(g)

Withholding. Executive acknowledges that the Company will withhold from amounts owing to him under this Agreement all appropriate income taxes, payroll taxes, and similar amounts as may be required by applicable laws.

1.

Termination; Severance Benefits.

(a)

Termination “For Cause”.

  Notwithstanding anything to the contrary contained herein, the Company may terminate the employment of the Executive at any time during the Employment Period, effective immediately, For Cause.  “For Cause” shall mean any of the following: (i) Executive engaging in knowing and intentional illegal conduct that was or is materially injurious to the Company; (ii) Executive’s knowing violation of a federal or state law or regulation directly or indirectly applicable to the business of the Company, which violation was or is reasonably likely to be injurious to the Company; (iii) Executive’s repeated misuse (following at least one written warning from the Company) of alcohol, narcotics, or other controlled substances that is materially detrimental to the Company and that materially interferes with Executive’s performance of his duties hereunder; (iv) Executive ’s breach of  any of the covenants contained in Section 7 of this Agreement, or (v) Executive being convicted of, or entering a plea of nolo contendere to, a felony or committing any act of moral turpitude or fraud against, or the misappropriation of material property belonging to, the Company, provided, however, in all cases other than Executive being convicted of, or entering a plea of nolo contendere to, a felony, that prior to the Company having the right to terminate Executive’s employment with the Company For Cause pursuant to this Subsection 6(a), (1) the Company’s board of directors must first provide written notice to Executive describing in reasonable detail the basis upon which the Company would terminate Executive’s employment with the Company For Cause and the Executive must have had opportunity to address the Company’s board of directors, with counsel, regarding such alleged basis and (2) Executive shall have failed, during the period of 30 days following such opportunity to address the Company’s board of directors, to remedy any such alleged basis of For Cause termination.

If Executive’s employment is terminated for Cause, he shall be entitled to any earned but unpaid Salary through the Termination Date, credit for any vacation accrued (on a time apportioned basis through the Termination Date) but not taken, reimbursement for expenses properly reimbursable and not previously reimbursed through the Termination Date, and Executive benefits to which Executive is then entitled as expressly provided in Benefit Plans in which Executive participates, but shall not be entitled to any severance compensation or any other benefits; and the Company shall have no further obligation to Executive under this Agreement.

(b)

Notice of Termination.

 Any termination of Executive’s employment by the Company for Cause shall be communicated to Executive by a notice of termination (the “Notice of Termination”) which: (i) indicates the specific termination provision of this Agreement relied upon; (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated; and (iii) specifies the Termination Date.

(c)

Disability of Executive.

 Upon the Disability of Executive for a continuous period of 180 days, the Company may terminate the employment of Executive.  On termination pursuant to this Section 6(c), the Employment Period shall end immediately and the Company shall: (i) pay Executive’s Salary through the end of the month in which such termination occurs, plus credit for any vacation accrued (on a time-apportioned basis through the Termination Date) but not taken; (ii) reimburse Executive for expenses properly reimbursable and not previously reimbursed; and (iii) pay or otherwise make available to Executive benefits to which Executive is then entitled as expressly provided in Benefit Plans in which Executive participates. In such event, Executive shall not be entitled to any severance compensation or any other Executive benefits and the Company shall have no further obligation to Executive under this Agreement.

(d)

Death of Executive.

 Upon the death of Executive, this Agreement shall terminate and the Employment Period shall end immediately.  The Company shall thereupon pay or otherwise make available to Executive’s executor, administrator or other legal representative: (i) Executive’s Salary through the end of the month in which death occurs, plus credit for any vacation accrued (on a time-apportioned basis through the Termination Date) but not taken; (ii) reimbursement for expenses properly reimbursable and not previously reimbursed; and (iii) benefits to which Executive’s executor, administrator or other legal representative is then entitled as expressly provided in Benefit Plans in which Executive participates.  In such event, Executive’s executor, administrator or other legal representative shall not be entitled to any severance compensation or any other Executive benefits, and the Company shall have no further obligation to Executive or Executive’s executor, administrator or other legal representative under this Agreement.

(e)

(e)

Other Termination by Company.   The Company shall have the right to terminate Executive’s employment at any time other than pursuant to any of Sections 6(a) through 6(d) above by giving thirty (30) days' prior notice to Executive. On termination pursuant to this Section 6(e), Executive shall be entitled to Salary for a period of twenty-four (24) months from the Termination Date (payable in installments in accordance with the Company’s customary payroll procedure for its other executives and less applicable federal, state and local income tax, withholding and other payroll taxes), plus credit for any vacation accrued (on a time apportioned basis through the Termination Date) but not taken, reimbursement for expenses properly reimbursable but not previously reimbursed through the Termination Date, and Executive benefits to which Executive is entitled as of the Termination Date as expressly provided in benefit plans in which Executive participates, and all of Executive’s stock options referenced in Section 5(b) above and any other stock options or equity awards granted to Executive shall become immediately and fully vested, but Executive shall not be entitled to any other severance compensation or any other benefits and the Company shall have no further obligation to Executive under this Agreement.  Notwithstanding the foregoing, Executive’s right to receive the additional Salary payments described above shall be conditioned upon Executive executing and delivering a full release of the Company in form and substance reasonably satisfactory to the Company.

(f)

Termination by Executive for Good Reason.   Executive shall have the right (unless the Company shall have theretofore terminated Executive’s employment pursuant to any other provision of this Agreement) to terminate Executive’s employment at any time for Good Reason (as hereinafter defined) by giving at least  thirty (30) days' prior written notice to the Company; provided that: (i) on receipt of such notice, the Company shall have the right, by notice to Executive, to cause the termination pursuant to this Section 6(f) to be effective at any earlier date within such thirty (30) day period, and (ii) the Company shall nevertheless have the right and power to terminate Executive’s employment for Cause pursuant to Section 6(a) during such thirty (30) day period, which right shall not be limited or otherwise affected by any action taken by Executive pursuant to this Section 6(f), and if the Company terminates Executive’s employment pursuant to Section 6(a) during such thirty (30) day period, Executive’s notice of termination pursuant to this Section 6(f) shall be void and of no effect.  On termination pursuant to this Section 6(f), Executive shall be entitled to Salary for a period of six (6) months from the Termination Date (payable in installments in accordance with the Company’s customary payroll procedure for its other executives and less applicable federal, state and local income tax, withholding and other payroll taxes), plus credit for any vacation accrued (on a time apportioned basis through the Termination Date) but not taken, reimbursement for expenses properly reimbursable but not previously reimbursed through the Termination Date, and Executive benefits to which Executive is entitled as of the Termination Date as expressly provided in Benefit Plans in which Executive participates, and all of Executive’s stock options referenced in Section 5(b) above and any other stock options or equity awards granted to Executive shall become immediately and fully vested, but Executive shall not be entitled to any other severance compensation or any other Executive benefits and the Company shall have no further obligation to Executive under this Agreement.

For purposes of this Agreement, “Good Reason” shall mean if, at any time during the Employment Period, one or more of the following events shall occur: (i)   without the Executive’s express written consent, the assignment to the Executive of any duties or the change of the Executive’s duties or title in contravention of Section 4 of this Agreement; (ii) a reduction by the Company in the Salary of the Executive as in effect immediately prior to such reduction; (iii) a material reduction by the Company in the kind or level of Executive benefits to which the Executive is entitled immediately prior to such reduction with the result that the Executive’s overall benefits package is materially reduced, provided, however, that any such reduction that applies to all other similarly-situated executive Executives in the same manner shall not constitute Good Reason; (iv) except as provided for in Section_4(b) above, the requirement that the Executive relocate to a facility or a location outside San Diego County, California, without the Executive’s express written consent; (v) the failure of the Company to obtain the assumption of this Agreement by any successor; or (vi) any material breach by the Company of any material provision of this Agreement.

(g)

Termination by Executive without Good Reason.

 Executive shall have the right to terminate Executive’s employment at any time without Good Reason by giving at least thirty (30) days' prior written notice to the Company; provided that, (i) on receipt of such notice, the Company shall have the right, by notice to Executive, to cause the termination to be effective at any earlier date within such thirty (30) day period, and (ii) the Company shall nevertheless have the right and power to terminate Executive’s employment for Cause pursuant to Section 6(a) during such thirty (30) day period, which right shall not be limited or otherwise affected by any action taken by Executive pursuant to this Section 6(g), and if the Company terminates Executive’s employment pursuant to Section 6(a) during such thirty (30) day period, Executive’s notice of termination pursuant to this Section 6(g) shall be void and of no effect.  On termination pursuant to this Section 6(g), Executive shall be entitled to any earned but unpaid Salary through the Termination Date, credit for any vacation accrued (on a time apportioned basis through the Termination Date) but not taken, reimbursement for expenses properly reimbursable and not previously reimbursed through the Termination Date, and benefits to which Executive is then entitled as expressly provided in Benefit Plans in which Executive participates, but shall not be entitled to any severance compensation or any other Executive benefits; and the Company shall have no further obligation to Executive under this Agreement.

1.

Inventions, Confidential Information, Competition and Related Matters.

(a)

Assignment of Inventions.

 Executive agrees that Executive will promptly and fully disclose to the Company all inventions, designs, creations, processes, technical or other developments, improvements, ideas, concepts and discoveries (collectively, “Inventions”), whether patentable or not, and all copyrightable works of any type or medium (“Works”), of which Executive has obtained or obtains knowledge or information during the Executive’s employment with the Company and which relate to any research or experimental, developmental or creative work carried on or contemplated by the Company or the Products or Services.  All Inventions and Works are and shall remain the exclusive property of the Company.  Executive agrees that Executive will assign, and hereby does assign, to the Company or its designee, all of Executive’s right, title and interest in and to all Inventions (whether patentable or not) and all Works, conceived, originated, made, developed or reduced to practice by Executive, alone or with others, during Executive’s employment by the Company (whether before, on or after the date of this Agreement).  All Works are and shall be deemed to be “works for hire” under 17 U.S.C. §101 of the U.S. Copyright Act of 1976 and all other applicable laws and regulations.

During Executive’s employment with the Company and for a period of one year after any termination for any reason of such employment, Executive agrees to assist the Company to obtain any and all patents, copyrights, trademarks and service marks relating to Inventions and Works and to execute all documents and do all things necessary to obtain letters patent and copyright, trademark and service mark registrations therefor, to vest the Company or its designee with full and exclusive title thereto, and to protect the same against infringement by others, all as and to the extent that the Company may reasonably request and at the Company’s expense, for no consideration to the Executive other than the Executive’s compensation, if any, under Section 5.

Notwithstanding any of the foregoing provisions of this Section 7(a) to the contrary, this Section 7(a) shall not apply to an Invention or Work developed entirely on Executive’s own time without using the Company’s equipment, supplies, facilities or trade secret information except for those Inventions and Works that either (a) relate at the time of conception or reduction to practice of the Invention or Work to the Company’s business or to demonstrably anticipated research or development of the Company, or (b) result from any work performed by Executive for the Company.  Executive acknowledges that the preceding sentence constitutes the notification required by California Labor Code Section 2872.  Executive has listed on Attachment A to this Agreement, which the Company agrees to keep confidential, all unpatented Inventions owned, conceived, originated, made, developed or reduced to practice by Executive (whether before or during Executive’s employment with the Company) qualifying for the exception in the first sentence of this paragraph.

(b)

Restrictions on Use and Disclosure of Information.

 Documents prepared by Executive or other Executives or agents of the Company and Confidential Information that might be given to Executive in the course of performing Executive’s duties hereunder are the exclusive property of the Company and shall remain in the Company or Executive’s possession on the Company’s premises, or in the Executive’s possession outside the Company’s premises where Executive may be working or on Company business, from time to time.

Immediately at any time on request by the Company and in any event upon the expiration or termination of Executive's employment under this Agreement, regardless of the reason therefor, Executive shall forthwith deliver to the Company all documents, procedural manuals, guides, specifications, formulae, plans, drawings, flow charts, designs and other materials, records, data bases, computer disks or printouts, customer lists and compilations of special information on customer requirements, notebooks and similar repositories of Confidential Information and Inventions, including all copies thereof, whether prepared by Executive or others.

Executive acknowledges and agrees that the Confidential Information is regularly used or contemplated to be used in the business of the Company, is owned by the Company and is held in confidence by the Company.  Except as required by Executive’s duties hereunder, Executive agrees that he shall never, directly or indirectly, use, publish, disseminate or otherwise disclose to any person or entity any Confidential Information or Inventions without the prior written consent of the Board of Directors of the Company, or as otherwise required by law or legal process.  Nothing contained in this Section 7(b) shall prevent disclosure of information which previously has been completely disclosed in a published patent or other publication of general circulation, or otherwise been disclosed without restrictions to third parties by the Company or its Affiliates.  Executive further agrees that Executive will immediately and fully inform the Company of any actual or suspected disclosure to or use by any third party of any Confidential Information of which Executive gains knowledge while employed by the Company or any of the Company's predecessors in interest.

(c)

Non-competition Agreement.

 The parties recognize that an important part of the duties of Executive hereunder and the value to be received by the Company from Executive’s services is the preservation and improvement of the goodwill and customer relationships of the Company.  The parties desire to protect the Company against any attempt by Executive to compete with the Company so as to appropriate the goodwill and customer relationships of the Company.  Accordingly, Executive agrees that he shall not directly or indirectly:

(i)

For so long as he is employed by the Company, own an interest, join, operate, control, participate in or be connected, as an officer, director, manager, Executive, agent, independent contractor, consultant, member, partner, shareholder or principal, with any corporation, limited liability company, partnership, joint venture, proprietorship, association or other entity or person  engaged in the business of selling or distributing any of the Products or Services or similar products or services anywhere in the world (it being acknowledged that the market for the Products and Services is global); or

(ii)

For so long as he is employed by the Company, sell to or solicit purchases of Products by customers who were customers or prospective customers of the Company, its predecessors in interest or its Affiliates at any time during the term of Executive’s employment with the Company before, on or after the date of this Agreement; or

(iii)

For so long as he is employed by the Company and for two years after the Termination Date, interfere or attempt to interfere with any contractual or business relationship or prospective business advantage of the Company; or

(iv)

For so long as he is employed by the Company and for two years after the Termination Date, induce or attempt to induce any Executive of the Company to leave the Company's employ or any consultant of the Company to terminate engagement with the Company.

Notwithstanding anything to the contrary contained herein, nothing in this Section 7(c) shall prevent Executive from owning, directly or indirectly, securities of, or otherwise participating in the ownership of, any publicly-owned business which is engaged in the business of developing, manufacturing, selling or distributing Products and Services, so long as Executive shall not own more than five (5) percent of the total equity interest and shall not participate in the operation of such business.

(d)

Legal Duties.

 Executive acknowledges and agrees that Executive’s agreements herein are intended to implement certain of Executive's duties under federal and state laws, such as California Labor Code section 2860, which provides:

"Everything which an Executive acquires by virtue of Executive’s employment, except the compensation which is due to Executive from Executive’s employer, belongs to the employer, whether acquired lawfully or unlawfully, or during or after the expiration of the term of  employment."

Nothing in this Agreement shall be interpreted or construed as limiting Executive's obligations or the Company's rights under any of such laws.

(e)

Remedies on Breach of Section 7.

(i)

Effect of Breach. The Company and Executive hereby stipulate that, as between them:  Confidential Information and Inventions are important, material, and confidential and that disclosure of that information will gravely affect the successful conduct of the Company’s business and its goodwill and that any breach of the terms of this Section 7 is a material breach of this Agreement.

(ii)

Remedies.    Executive therefore agrees that any court having jurisdiction may enter a preliminary or permanent restraining order or injunction against Executive in the event of actual or threatened breach of any of the provisions of this Section 7, without any necessity for the Company to post any bond or other security in connection therewith.  Any such relief shall not preclude the Company from seeking any other relief at law or equity with respect to any such claim.

(iii)

Blue-Pencil.  If any court of competent jurisdiction shall at any time determine that any particular covenant in this Section 7 is too restrictive, the other provisions of this Section 7 shall nevertheless remain in effect. Upon such determination(s), the covenants herein shall be deemed to be the most restrictive permissible by law under the circumstances.  This Agreement shall be modified to incorporate the final determination(s) made in each case the court makes such determination(s).

(a)

Nondisclosure to the Company.

 Executive represents, warrants and agrees that he does not possess and will not use, in connection with Executive’s employment by the Company, and will not disclose to the Company, any trade secrets or other confidential or proprietary information or intellectual property in which any other person has any right, title or interest, without the express authorization of such other person.  Executive represents and warrants that Executive’s employment by the Company as contemplated hereby will not infringe or violate the rights of any other corporation, limited liability company, partnership, trust, proprietorship, association or other entity or person.

(b)

Trade Secrets of Third Parties.

 Executive acknowledges and understands that, in dealing with existing and potential suppliers, customers, contracting parties and other third parties with which the Company has business relations or potential business relations, the Company may receive confidential and proprietary information and materials from such third parties subject to the Company's understanding that the Company will maintain the confidentiality thereof and will require its Executives and consultants to do so.  Executive agrees to treat all such information and materials as Confidential Information subject to this Agreement.

(c)

Survival.

 The representations, warranties and agreements in this Section 7 shall survive any cancellation, termination, rescission or expiration of this Agreement and any termination of Executive’s employment with the Company.

1.

Entire Agreement.

 This Agreement constitutes the entire agreement between the parties and supersedes any prior or contemporaneous oral or written communications, representations or agreements with respect to the subject matter hereof.

2.

Miscellaneous.

(a)

Amendment.

 This Agreement shall be amended only by a written document signed by each party hereto.

(b)

Notice.

 All notices, consents, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given:  (a) when received by facsimile or similar device, if subsequently confirmed by a writing sent within 24 hours after the giving of such notice; (b) upon receipt if delivered personally; (c) five (5) days following deposit in the United States mail by certified first class mail, postage prepaid; or (d) on the date of receipt, if sent by a recognized national or international overnight delivery service; and in any case, addressed as follows:

If to the Company, addressed to:

National Graphite Corp.

Immermannstr. 65A

Dusseldorf, Germany 40210

If to the Executive, addressed to:

Ulrike Dickmann

Linienstrasse 3

40227 Duesseldorf, Germany

Each party shall give prompt written notice to the other parties of any change of address.  No change in any of such addresses shall be effective insofar as such notices and other communications are concerned, unless notice of such change shall have been given to the other party hereto as provided in this Section 9(b).

1.

Construction.

 The titles and headings to the Sections and paragraphs contained in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.  When the context so requires, references herein to the singular number include the plural and vice versa and pronouns in the masculine or neuter gender include the feminine.

2.

Successors and Assigns; Third Party Beneficiaries.

 This Agreement shall be binding upon and shall inure to the benefit of the executors, guardians, administrators, heirs, legatees, successors and assigns of the Company and Executive.  No other person not a party hereto shall derive any rights hereunder or be construed to be a third party beneficiary thereof.

3.

Assignment.

 The Company may assign this Agreement or any or all of its rights under this Agreement and delegate any or all of its obligations under this Agreement.  Without the prior written consent of the Company, Executive shall not assign this Agreement or any rights hereunder, or delegate any duties hereunder, voluntarily or involuntarily, by operation of law or otherwise, and any such assignment or delegation by Executive that may be attempted or purported without the Company’s consent shall be void and of no effect.

4.

Waiver.

 No waiver by a party at any time of any breach by the other party of, or compliance by the other party with, any provision of this Agreement to be performed by the other party shall be deemed a waiver of any other provision at the same time or at any prior or subsequent time.

5.

Applicable Law.

 This Agreement shall be construed and interpreted in accordance with the internal substantive laws of the State of California, without regard to its conflicts of law provisions.

6.

Consent to Jurisdiction and Venue.

(a)

Jurisdiction.  Each of the parties hereto hereby consents to the jurisdiction of all state and federal courts located in San Diego County, California, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action, or other proceeding arising out of, or in connection with, this Agreement or any of the transactions contemplated hereby, including any proceeding relating to ancillary measures in aid of arbitration, provisional remedies, and interim relief, or any proceeding to enforce any arbitral decision or award.  Each party hereby expressly waives any and all rights to bring any suit, action, or other proceeding in or before any court or tribunal other than the courts described above and covenants that it shall not seek in any manner to resolve any dispute other than as set forth in this section, or to challenge or set aside any decision, award, or judgment obtained in accordance with the provisions hereof.

(b)

Venue.  Each of the parties hereto hereby expressly waives any and all objections it may have to venue, including the inconvenience of such forum, in any of such courts.  In addition, each party consents to the service of process by personal service or any manner in which notices may be delivered hereunder in accordance with this Agreement.

7.

Waiver of Jury Trial.  The parties hereto hereby voluntarily and irrevocably waive trial by jury in any Proceeding brought in connection with this Agreement, any of the related agreements and documents, or any of the transactions contemplated hereby or thereby. For purposes of this Agreement, “Proceeding” includes any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether brought by or in the right of any party or otherwise and whether civil, criminal, administrative, or investigative, in which a party hereto was, is, or will be involved as a party or otherwise.

8.

Severability.

 The provisions of this Agreement shall be deemed to be severable, and if any provision hereof shall be held invalid or unenforceable by a court of competent jurisdiction, such holding shall be strictly construed and shall not affect the validity or effect of any other provision hereof, and the parties shall use all reasonable efforts to amend or replace the invalid or unenforceable provision in a manner that implements as nearly as possible the parties' original intent with respect to such provision, to the extent practicable.

9.

Execution in Counterparts and by Facsimile.

 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument, and shall become a binding agreement when one or more counterparts have been signed and delivered by each party.  Any party may execute this Agreement by facsimile signature and the other parties will be entitled to rely on such facsimile signature as evidence that this Agreement has been executed by such party.

10.

Definitions.  For the purposes of this Agreement, the terms below shall have the indicated meanings.

(a)

Affiliate.   An Affiliate of, or person Affiliated with a specified person, as used in this Agreement, shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

(b)

Confidential Information.   Confidential Information shall mean trade secret and other confidential or proprietary information of the Company, its predecessors in interest, or any Affiliate of the Company or its predecessors in interest, whether or not marked or identified as Confidential Information. Without limiting the generality of the foregoing definition, Confidential Information shall include: data related to the Products, including research and development work, information regarding patents, patent applications, designs, trade secrets, trade dress, trademarks, service marks, trademark and service mark applications, trade names and computer programs and codes; material and work products; names, addresses and information concerning former, existing and prospective customers/clients; names, addresses and information concerning all contacts at all such customers/clients; all agreements with all former, existing and prospective customers/clients; costing, pricing and estimation procedures and formulae regarding proposals and other uses; sales, profit and loss, profit margin, production costs, overhead and other bookkeeping and accounting information; all information regarding business development and marketing; names, addresses and information concerning all contacts at the Company’s vendors and suppliers and the vendors and suppliers of its predecessors in interest or its Affiliates; costs and contents of proposals by or to and agreements with all such vendors and suppliers; confidential information revealed to the Company, its predecessors in interest or its Affiliates by third parties and which the Company is obligated to keep confidential; information contained in manuals, memoranda, plans, drawings and designs, formula books, specifications, flow charts, computer discs, tapes, and other media programs and printouts of the Company or any of its predecessors in interest or Affiliates; and other books and records of the Company.

(c)

Disability.   Executive shall be deemed to have a “Disability” for purposes of this Agreement if Executive is substantially unable to perform Executive’s duties under this Agreement either for more than 180 days, whether or not consecutive, in any 12-month period by reason of a physical or mental illness or injury.  Time spent for vacation under Subsection 5(e) shall not be taken into account in the foregoing calculation for purposes of determining Disability.

(d)

Products.  Products shall mean any biopharmaceutical product that were designed, developed or in development, produced, marketed, manufactured, assembled, or sold by the Company or for the Company or its predecessors in interest, that arises out of the collaborative risk/cost-sharing relationship with clinical stage companies that develop new biological entities or new therapeutically platforms in the treatment for various diseases, rare diseases and diseases with unmet needs, at any time prior to the Termination Date while Executive was employed by the Company (before or after the Effective Date). S pecifically including the commercial development of Proteo’s lead drug candidate elafin, a human identic protein, in the treatment of postoperative inflammatory complications.

 (e)

Services.  Services shall mean the collaborative cultivation, research, development, production, manufacturing, marketing and sales of the Products

 (f)

Termination Date. Termination Date shall mean the date Executive ceases to be employed by the Company.

IN WITNESS WHEREOF, the parties have executed this Employment Agreement effective as of the day and year first above written.

EXECUTIVE

/s/ Ulrike Dickmann

__________________________________________

Ulrike Dickmann

THE COMPANY

NATIONAL GRAPHITE CORP.

/s/ Wolfgang Kochs

__________________________________________

By: Wolfgang Kochs

Its:  Chief Financial Officer

/s/ Martina Helms

__________________________________________

By: Martina Helms

Its:  Secretary

ATTACHMENT A

TO

EMPLOYMENT AGREEMENT

The undersigned Executive certifies that Executive owns the interest indicated below in the following inventions, designs, processes, technical or other developments, improvements, ideas and discoveries, as contemplated by Section 7(a) of this Agreement:

/s/ Ulrike Dickmann

Ulrike Dickmann

Date:  September 17, 2015